UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007 (June 17, 2007)
_______________

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Emerson Rd., Suite 300
St. Louis, MO 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)
Isle of Capri Casinos, Inc. (the “Company”) concluded on June 17, 2007, and announced on June 17, 2007, that it would restate its financial statements for the three and nine months ended January 28, 2007 and January 22, 2006, contained in the Company’s Quarterly Report on Form 10-Q filed on April 18, 2007. The Company’s press release announcing the restatement is attached hereto as Exhibit 99.1. Accordingly, the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the three and nine months ended January 28, 2007 should no longer be relied upon. The Company’s chief financial officer and Audit Committee chairperson have discussed the matters disclosed in this filing with Ernst & Young LLP, the Company’s independent accountant.

The items to be restated primarily relate to certain lease accounting issues and will affect rent expense.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 Press Release dated June 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: June 18, 2007	By:	/s/Donn R. Mitchell, II
	Name:	Donn R. Mitchell, II
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
99.1	Press Release dated June 17, 2007